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                             JOINT FILING AGREEMENT

                  The undersigned agree that this Schedule 13D filing herewith relating to the shares of common stock of Spigadoro, Inc. is filed jointly on behalf of each of the undersigned pursuant to Rule 13d-1(k).

Dated:  April 26, 2002

                         VERTICAL FINANCIAL HOLDINGS

                         By:      /s/ Jacob Agam
                                  ---------------------------------

                         Name:    Jacob Agam

                         Title:   Chairman of the Board and Chief
                                  Executive Officer

                         GRUPPO SPIGADORO, N.V.

                         By:      /s/ Jacob Agam
                                  ---------------------------------

                         Name:    Jacob Agam
                         Title:   Chairman of the Board